Exhibit 99.1

Travelzoo Inc. 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Christie McConnell Travelzoo, North America +1 (212) 484-4912 cmcconnell@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Appoints Glen Ceremony as Chief

Financial Officer

NEW YORK, May 17, 2011 -- Travelzoo Inc. (NASDAQ: TZOO), a global Internet media company, today announced that Glen Ceremony will become Chief Financial Officer on June 15, 2011.  Mr. Ceremony joins Travelzoo from eBay, where he serves as Corporate Controller.  Wayne Lee, Travelzoo’s current Chief Financial Officer, will stay at the company through the end of July 2011 to assist with the transition.  After five years in the role, Mr. Lee plans to take time off with his family and to pursue other opportunities.

“We are delighted that Glen has decided to join the team,” said Chris Loughlin, Travelzoo’s Chief Executive Officer, “With over 20 years experience within high-growth companies and six and a half years within eBay’s financial organization, Glen comes with a wealth of Internet advertising and ecommerce experience.  Glen also brings a new dimension of strategic financial leadership to our business at a time when our growth rate is accelerating and we are becoming a larger global organization. The transition is of course bitter-sweet, Wayne has done a tremendous job in guiding Travelzoo’s financial organization over the past 5 years and he will remain a good friend.”

Prior to joining eBay in October 2004, Mr. Ceremony held a number of financial audit and advisory roles. In 2004 he was Senior Director of Global Finance Audit at Electronic Arts Inc., from 1998 to 2004 he worked at PWC LLP serving as Senior Manager for public and private Internet software clients, including Inktomi and Yahoo! and from 1990 to 1998 he was at Coopers & Lybrand LLP, where his last role was Senior Manager.

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Mr. Ceremony graduated from California State University, Sacramento with a Bachelor of Science in Business Administration; he qualified as a Certified Public Accountant in California.  Mr. Ceremony will be based in Travelzoo’s Mountain View, California office.

About Travelzoo

Travelzoo Inc. is a global Internet media company.  With more than 23 million subscribers in North America, Europe, and Asia Pacific and 23 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo's deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo.  All other names are trademarks and/or registered trademarks of their respective owners.

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